UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 9, 2015

BDCA VENTURE, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 29, 2015, BDCA Venture, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Company’s Proxy Statement”) with the Securities and Exchange Commission relating to the Annual Meeting of Stockholders to be held on July 9, 2015 (the “Annual Meeting”).  The Company’s Proxy Statement described in detail the Company’s proposal to elect the Company’s director nominees (Laurence W. Berger, Timothy J. Keating, Leslie D. Michelson and J. Taylor Simonton)(the “Management Nominees”) as directors of the Company to serve until the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (the “Company’s Proposal”).  The Board of Directors fixed the close of business on May 13, 2015 as the record date (the “Record Date”) for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting.  A total of 9,793,994 shares of common stock were entitled to vote at the Annual Meeting.

On June 12, 2015, Bulldog Investors, LLC (“Bulldog”) filed a Definitive Proxy Statement on Schedule 14A (the “Bulldog’s Proxy Statement”) with the Securities and Exchange Commission with three proposals: ( i) to elect Bulldog’s director nominees (Richard Cohen, Andrew Dakos and Gerald Hellerman) (the “Bulldog Nominees”) as directors of the Company to serve until the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) to have the Board of Directors consider adopting a plan to “maximize shareholder value within a reasonable period of time” (the “Bulldog Plan”) and (iii) to terminate the Company’s investment advisory agreement with BDCA Venture Adviser, LLC (the “Adviser”) (the “Termination Proposal,” and collectively, the “Bulldog Proposals”).

On July 9, 2015, the Company held its Annual Meeting of Stockholders at the Company’s corporate headquarters, and a quorum of the stockholders was present at the Annual Meeting.  The Company’s Proposal and each of the Bulldog Proposals were presented to the stockholders at the Annual Meeting.  The preliminary voting results for each of the proposals were as follows:

Proposal 1 - Election of Directors

The tabulation of votes for the election of directors was:

Name	Votes For	Votes Withheld

Management Nominees:
Laurence W. Berger	2,277,657	183,911

Timothy J. Keating	2,390,011	188,201

Leslie D. Michelson	2,283,705	177,863

J. Taylor Simonton	2,282,516	179,052

Bulldog Nominees:
Gerald Hellerman	2,916,977	48,142

Andrew Dakos	2,916,252	48,867

Richard Cohen	2,916,774	48,345

The four director nominees receiving the most votes cast at the Annual Meeting will be elected directors of the Company to serve until the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Bulldog Proposal 2 - That the Board of Directors of BDCA Venture, Inc. is hereby directed to consider a plan to maximize shareholder value within a reasonable period of time.  The tabulation of votes was:

FOR	AGAINST	ABSTAIN

2,927,229	2,454,068	26,047
(number)	(number)	(number)

Approval of Bulldog Proposal 2 requires an affirmative vote of a majority of the shares cast at the Annual Meeting.

Bulldog Proposal 3 - That that the Investment Advisory and Administrative Services Agreement between BDCA Venture, Inc. and its investment adviser, BDCA Venture Adviser, LLC, shall be terminated as soon as legally permissible thereunder.  The tabulation of votes was:

FOR	AGAINST	ABSTAIN

2,916,956	2,452,741	37,656
(number)	(number)	(number)

Approval of Bulldog Proposal 3 requires an affirmative vote of holders of: (i) 67% of the votes present at the Annual Meeting, or (ii) a majority of the outstanding shares, whichever is less.

Accordingly, being the four director nominees receiving the most votes cast at the Annual Meeting, Messrs. Cohen, Dakos, Hellerman and Keating were elected as directors of the Company to serve until the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Bulldog Proposal 2 as described above received the required vote of the stockholders and was adopted by the stockholders of the Company.

Bulldog Proposal 3 as described above failed to receive the required vote of the stockholders and was not adopted by the stockholders of the Company.  Therefore, the Adviser will continue to serve as investment adviser to the Company.

These results are preliminary only and are subject to change based on the certification of the voting results by the independent inspector of elections, IVS Associates, Inc. (“IVS”). The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results after receiving IVS’s final certified report.

The Company issued a press release, filed herewith as Exhibit 99.1, on July 14, 2015 announcing the preliminary voting results described above.

Item 9.01      Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.                             Description

99.1                                          Press Release dated July 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 14, 2015	BDCA VENTURE, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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